UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2016

WESTERN REFINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32721	20-3472415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West Mills Avenue, Suite 200

El Paso, Texas 79901

(Address of principal executive offices)

(915) 534-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 27, 2016, Western Refining, Inc. (the “Company”) and certain of its subsidiaries entered into the third amendment (the “Term Loan Amendment”) to the term loan credit agreement (the “Term Loan Credit Agreement”) among the Company, the lenders signatory thereto and Bank of America, N.A., as Administrative Agent and acknowledged by the Guarantors named therein.

The Term Loan Amendment amended the Term Loan Credit Agreement by, among other things, (i) permitting additional dividend, stock buyback and other “Restricted Payment” capacity in an amount of up to $200 million, (ii) establishing a new basket for making additional dividends, stock buybacks and other “Restricted Payments” in an amount equal to 50% of the net cash proceeds of certain asset sales to affiliates so long as the other 50% of net cash proceeds are offered to the lenders under the Term Loan Credit Agreement to prepay the term loans, (iii) providing that equity interests in any subsidiary that is a master limited partnership qualify as “replacement assets” for purposes of the asset sale mandatory prepayment, (iv) providing that the $200 million of incremental term loan capacity may be used to incur additional term loans or bonds secured on a pari passu basis and (v) increasing, immediately upon consummation of the purchase by the Company, directly or indirectly, of 100% of the equity of Northern Tier Energy LP (the “NTI Acquisition Trigger”), the incremental term loan capacity from $200 million to $700 million. In addition, (a) the applicable interest rate on the loans under the Term Loan Credit Agreement was increased from (x) the LIBOR Rate plus 3.50% or the Base Rate plus 2.50%, as applicable, to (y) the LIBOR Rate plus 4.25% or the Base Rate plus 3.25%, as applicable, (b) following the NTI Acquisition Trigger, the Company will be required to pledge as security 100% of the equity interests it owns in NT InterHoldCo LLC (“NTI Holdco”) and (c) following the NTI Acquisition Trigger, the ability of NTI Holdco and its subsidiaries to incur indebtedness will be limited as more fully set forth in the Term Loan Amendment.

On May 27, 2016, the Company and certain of its subsidiaries also entered into the second amendment (the “Revolving Credit Amendment”) to the third amended and restated revolving credit agreement (the “Existing Revolving Credit Agreement”) among the Company, the other persons party thereto as Guarantors, the lenders signatory thereto and Bank of America, N.A., as Administrative Agent.

The Revolving Credit Amendment amended the Existing Revolving Credit Agreement by, among other things, (i) permitting the Company to incur up to $500 million of additional secured indebtedness secured on a pari passu basis with the loans under the Term Loan Credit Agreement (in the form of incremental term loans or bonds secured on a pari passu basis with the term loans) beyond what was permitted under the Existing Revolving Credit Agreement and (ii) modifying several triggers and thresholds based on borrowing availability under the Revolving Credit Agreement.

The above descriptions do not purport to be a complete statement of the parties’ rights and obligations under the Revolving Credit Amendment and Term Loan Amendment.

The Revolving Credit Amendment and Term Loan Amendment are filed as Exhibit 10.1 and 10.2, respectively, to this Form 8-K. This description of the terms of the Revolving Credit Amendment and Term Loan Amendment are each qualified in their entirety by reference to such exhibits.

Certain of the lenders under the Revolving Credit Amendment and Term Loan Amendment and their respective affiliates have pre-existing relationships with the Company, including the performance of investment banking, commercial banking and advisory services for the Company, from time to time, for which such lenders have received customary fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information required by Item 2.03 is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated herein by reference.

Item 8.01 Other Events.

To the extent required, information disclosed in Item 1.01 is incorporated in this Item 8.01 by reference.

Important Notice to Investors

This communication may be deemed to be solicitation material in respect of the proposed merger of NTI and a subsidiary of the Company. In connection with the proposed merger, the Company filed with the SEC a Registration Statement on Form S-4 that includes a proxy statement of NTI that also constitutes a prospectus of the Company. The Registration Statement was declared effective by the SEC on May 23, 2016. NTI commenced mailing to its security holders a definitive proxy statement/prospectus on or about May 23, 2016. The Company and NTI also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS THAT HAVE BEEN FILED OR WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS. Investors and security holders may obtain free copies of the proxy statement/prospectus and other documents containing important information about the Company and NTI once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.wnr.com under the “Investor Relations” section or by contacting the Company’s Investor Relations Department at (602) 286-1530. Copies of the documents filed with the SEC by NTI will be available free of charge on NTI’s website at www.northerntier.com under the “Investors” section or by contacting NTI’s Investor Relations Department at (602) 302-5450.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in Solicitation Relating to the Merger

NTI, the Company and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the common unitholders of NTI in connection with the proposed merger. Information about the directors and executive officers of the Company is set forth in the Proxy Statement on Schedule 14A for the Company’s 2016 annual meeting of shareholders, which was filed with the SEC on April 22, 2016. Information about the directors and executive officers of the general partner of NTI is set forth in the 2015 Annual Report on Form 10-K for NTI, which was filed with the SEC on February 26, 2016. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is also contained in the proxy statement/prospectus and may be contained in other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking” statements. Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. These forward-looking statements include statements about, among other things the anticipated consummation of the Company's purchase of 100% of the equity of NTI. The Company cannot, and does not, give any assurance that expectations about future events will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These risks and uncertainties include the risks that the proposed transaction may not be consummated. These and other risks and uncertainties are discussed in more detail in filings made by the Company with the SEC, which are available to the public. All forward-looking statements are only as of the date made and the Company does not undertake (and expressly disclaims) any obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Second Amendment to Third Amended and Restated Revolving Credit Agreement, dated as of May 27, 2016, by and among the Company, the other persons party thereto as guarantors, the Lenders signatory thereto and Bank of America, N.A., as Administrative Agent.

10.2	Amendment No. 3 to the Term Loan Credit Agreement, dated as of May 27, 2016, by and among the Company, the Lenders signatory thereto and Bank of America, N.A., as Administrative Agent and acknowledged by the Guarantors named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING, INC.

By:	/s/ Gary R. Dalke
Name: Gary R. Dalke
Title: Chief Financial Officer

Date: June 3, 2016

EXHIBIT INDEX

Exhibit Number	Description

10.1

Second Amendment to Third Amended and Restated Revolving Credit Agreement, dated as of May 27, 2016, by and among the Company, the other persons party thereto as guarantors, the Lenders signatory thereto and Bank of America, N.A., as Administrative Agent.

10.2	Amendment No. 3 to the Term Loan Credit Agreement, dated as of May 27, 2016, by and among the Company, the Lenders signatory thereto and Bank of America, N.A., as Administrative Agent and acknowledged by the Guarantors named therein.